Exhibit 10.1

July 21, 2025

To:

Datavault AI Inc. (the “Company”)

15268 NW Greenbrier Pkwy

Beaverton, OR 97006

Attn.: Nathaniel Bradley, CEO

Re:	Securities Purchase Agreement by and between the Company and the purchasers signatory thereto (each, a “Purchaser” and collectively, the “Purchasers”), dated March 31, 2025 (the “Purchase Agreement”)

In consideration of the mutual covenants contained in this waiver (this “Waiver”), and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of the Purchasers and the Company hereby agree as follows:

1.	Waiver. Reference is made to Section 4.12(b) of the Purchase Agreement (the “Variable Rate Section”) and Section 4.19 of the Purchase Agreement (the “Participation Right Section”). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

(a)	With respect to an “at-the-market” offering up to a maximum amount of $50,000,000 (the “Offering”) pursuant to the Equity Distribution Agreement between the Company and Maxim Group LLC dated as of the date hereof (the “Sales Agreement”), each of the Purchasers hereby waives any and all rights, and releases the Company from any obligations and/or prohibitions under the Participation Right Section.

(b)	Each of the Purchasers hereby waives any and all rights, and releases the Company from any obligations and/or prohibitions under the Variable Rate Section in connection with the entry into the Sales Agreement and any filings made or to be made in connection with the entry into the Sales Agreement, including without limitation the filing of a registration statement on Form S-3 (File No. 333-288538) and a prospectus supplement in connection with the Offering.

(c)

Each of the Purchasers hereby waives any and all rights, and releases the Company from any obligations and/or prohibitions under the Variable Rate Section in connection with any sales of shares of Common Stock pursuant to the Sales Agreement during the Applicable Period. The “Applicable Period” means the 60-day period beginning on the date that is one Trading Day after the date hereof. For avoidance of doubt, after the end of the Applicable Period and if any Purchaser then holds any Notes, the Company shall no longer be permitted to sell any shares of Common Stock pursuant to the Sales Agreement and Section 4.12(b) of the Purchase Agreement shall fully apply.

(d)	During the Applicable Period (or until such time that no Purchaser holds any of the Notes, if earlier than the end of the Applicable Period), the Company will not sell shares of Common Stock pursuant to the Sales Agreement (a)(i) on any Trading Day in an amount exceeding 10% of the trading volume of the shares of Common Stock on such Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time) (the “Regular Trading Hours”), or (ii) outside of Regular Trading Hours, (b) at a per share price below $1.10, or (c) in an aggregate amount exceeding $25,000,000.

2.	New Shares.

(a)	On the Stockholder Approval Date (as defined below), the Company will issue to the Purchasers an aggregate of 5,000,000 shares of Common Stock (the “New Shares”), each such Purchaser’s New Shares to be set forth in Schedule A attached hereto; provided, however, that, to the extent that the Purchaser’s right to receive its New Shares would result in the Purchaser exceeding its Beneficial Ownership Limitation (as defined in the Purchaser’s Notes), then the Purchaser shall not be entitled to receive its New Shares to such extent and the portion of such New Shares shall be held in abeyance for the benefit of the Purchaser until such time, if ever, as its right thereto would not result in the Purchaser exceeding its Beneficial Ownership Limitation).

(b)	The Company will file a registration statement to register the resale of New Shares (the “Resale Registration Statement”) as soon as reasonably practicable, and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the Commission as soon as practicable, but in any event no later than September 30, 2025, and to keep such registration statement effective at all times until no Purchaser owns any New Shares. The Company will use commercially reasonable efforts to hold an annual or special meeting of stockholders no later than September 30, 2025 for the purpose of obtaining the stockholder approval required for the issuance of the New Shares under applicable stock exchange rules. The date such stockholder approval is received is referred to as the “Stockholder Approval Date.”

(c)	Each Purchaser represents and warrants that (i) it is an “accredited investor” as defined in Rule 501 of the Securities Act; (ii) it, either or alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the securities offered herby, and has so evaluated the merits and risks of such investment; (iii) it is able to bear the economic risk of an investment in such securities and, at the present time, is able to afford a complete loss of such investment; and (iv) it has had the opportunity to review the transaction documents related to this investment and the Company’s filings with the Commission and understands the Company has substantial doubt regarding its ability to continue as a going concern, and has been afforded the following: the opportunity to ask such questions as it has deemed necessary, and to receive answers from, representatives of the Company concerning the terms, conditions and risks of or associated with the offering of the securities and the merits and risks of investing in the securities; access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment, and the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

3.	Effect of Waiver. Except as expressly waived by this Waiver, the Purchase Agreement shall remain unmodified and in full force and effect.

4.	Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Waiver shall be determined in accordance with the provisions of the Purchase Agreement.

5.	Counterparts. This Waiver may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

6.	Electronic and Facsimile Signatures. Any signature page delivered electronically or by facsimile (including without limitation transmission by .pdf) shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment hereto.

7.	Headings. The headings contained in this Waiver are for reference purposes only and shall not affect in any way the meaning or interpretation of this Waiver.

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IN WITNESS WHEREOF, each of the undersigned has executed this Waiver as of the date first written above.

By:
Name:
Title:

[Signature Page to Waiver]

DATAVAULT AI INC.

By:
Name: Brett Moyer
Title: Chief Financial Officer